UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  January 20, 2009

Brownshire Holdings, Inc.

(Exact Name of Registrant as Specified in its Charter)

Nevada	0-52266	20-4617652
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10939 N. Alpine Hwy, PMB 114, Highland, UT	84003
(Address of Principal Executive Offices)	(Zip Code)

660 LaSalle Place, Suite 200, Highland Park, IL	60035
(Former Address)	(Zip Code)

Registrant’s telephone number, including area code:  (801) 636-0001

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐

Written communications pursuant to Rule 425 under the Securities Act

☐

Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 1.01

Entry into a Material Definitive Agreement

As reported in the Form 8-K of Brownshire Holdings, Inc. (the “Company”) filed with the Commission on January 5, 2009, the Company entered into a Change of Control Agreement dated December 31, 2008, with Steven G. Black (the “Agreement”) in which the Company agreed to sell 20,000,000 shares of its common stock to Mr. Black for $20,000 and to restructure the management of the Company to include persons selected by Mr. Black. The closing of the Agreement occurred on January 20, 2009. As a result of the closing, Mr. Black acquired the 20,000,000 shares which represent approximately 67% of the outstanding stock of the Company.  At the closing, Norman S. Lynn resigned as a director and officer of the Company and Steven L. Rothstein resigned as President. The number of directors was increased to three persons and Mr. Black and Joseph Nemelka were appointed as directors of the Company.  Mr. Black was also appointed as the President, Secretary and Treasurer of the Company. As a result of the closing of the Agreement, there are 30,002,400 shares of the Company’s common stock outstanding at January 20, 2009.

Item 3.2

Unregistered Sales of Equity Securities

On January 20, 2009, in connection with the closing of the above-referenced Agreement, the Company sold 20,000,000 shares to Steven G. Black for $20,000.  The shares were issued without registration under the Securities Act by reason of the exemption from registration afforded by the provisions of Section 4(2) thereof as a transaction by an issuer not involving any public offering.  Mr. Black was not an accredited investor as defined in Rule 501 of Regulation D at the time of the purchase, but at a reasonable time prior to the sale he was provided with the same type of information which would have been included in a prospectus.  Mr. Black delivered appropriate investment representations with respect to the issuance and consented to the imposition of a restrictive legend upon the certificate representing the shares.  He did not purchase the shares as a result of or subsequent to any advertisement, article, notice, or other communication published in any newspaper, magazine, or similar media or broadcast on television or radio, or presented at any seminar or meeting.  He also was afforded the opportunity to ask questions of management of the Company and to receive answers concerning the terms and conditions of the transaction.  No underwriting discounts or commissions were paid in connection with the stock sale.

Item 5.01

Changes in Control of Registrant

As a result of the closing of the above-referenced Agreement, a change of control of the Company occurred.  Mr. Black acquired control of the Company from Messrs Lynn and Rothstein by virtue of being appointed to the Board and as the chief executive officer and by virtue of Messrs Lynn and Rothstein approving the issuance of the 20,000,000 shares to Mr. Black, which represented approximately 67% of  the outstanding shares and voting control of the Company.  Mr. Black paid $20,000 from his personal funds for the shares.  Mr. Black also granted to GDSC Acquisitions, LLC (“GDSC”), a principal shareholder of the Company prior to the closing of the Agreement and an entity managed by Messrs Lynn and Rothstein, an option to purchase the shares issued in this transaction, as well as any additional shares sold by the Company after closing, at the price paid for the shares and to return management control of the Company to GDSC in the event that Mr. Black is unsuccessful in obtaining a trading symbol for the common stock of the Company and completing a reverse acquisition or other change of control transaction within 18 months following the closing of the Agreement.

In connection with the closing of the above-referenced Agreement, Mr. Black entered into a lock-up agreement (the “Lock-up Agreement”) with 1st Orion Corp., a Utah corporation, and GDSC.  Each of the parties to the Lock-up Agreement agreed not to sell, grant an option to sell, pledge, transfer or otherwise agree to dispose of any interest in any shares owned by such party until the completion of a reverse acquisition with an operating entity.

Reference is made to the information statement filed by the Company on January 5, 2009, and the prior reports filed by the Company for information about the proposed business and other information about the Company and information about Messrs Black and Nemelka.

Management anticipates that a change of control will occur when a new business venture is acquired.  The Company’s business plan is to seek and, if possible, acquire an operating entity through a reverse acquisition transaction with the operating entity.  By its nature, a reverse acquisition generally entails a change in management and principal shareholders of the surviving entity.   While management cannot predict the specific nature of the form of the reverse acquisition, it is anticipated that at the closing of the process, the current sole officer and each of the directors would resign in favor of persons designated by the operating company and that the shareholders of the operating entity would receive a controlling number of shares in the Company, thus effecting a change in control of the Company.

Item 5.02

Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On January 20, 2009, as a result of the closing of the Agreement, Mr. Lynn resigned as a director and as Vice-President, Secretary and Treasurer of the Company and Mr. Rothstein resigned as President of the Company. Mr. Lynn had served as the Company’s Principal Financial and Accounting Officer and Mr. Rothstein had served as the Company’s Principal Executive Officer.  At the closing, Messrs Black and Nemelka were appointed directors of the Company.  Mr. Black was also appointed as President, Secretary and Treasurer, and will be the Company’s Principal Executive, Financial, and Accounting Officer.  The Company has no committees of the Board of Directors. Set forth below is certain information about Messrs Black and Nemelka:

Steven G. Black, 40, has been a partner in the law firm of Arnold & Black, Alpine, Utah, since August 2004.  Previously he was an associate in the law firm of Snell & Wilmer, Salt Lake City, Utah, from January 1999 until August 2004.  His areas of practice include business transactions, corporate law, emerging business services, real estate, and commercial finance; federal and state income tax law; and tax exempt entities.  Mr. Black received a B.S. in accounting and a Master of Accountancy in Tax from Brigham Young University in 1993 and a J.D. from J. Reuben Clark Law School, Brigham Young University, in 1996.

Joseph Nemelka, 39, is the owner, and has, since December 2006, served as the sole officer and director of Traum-Urlaub, a business consulting firm located in Springville, Utah.  He is a founder of Medical Imaging Solutions, LLC, dba Professional Radiology Solutions (“PRS”), and has served as CEO of PRS since January 2004. PRS offers solutions that help small and medium-sized hospitals, specialty clinics and imaging centers improve the standard of patient care through the acquisition of medical equipment, nighthawk and overread services, and workflow consulting.  Prior to founding PRS, Mr. Nemelka founded technology solutions provider Integr8ted Technology Solutions, LLC in March 2002 and served as President and CEO from March 2002 to December 2003. Prior to Integr8ted, Mr. Nemelka was a full-time advisor to eGS in London (UK) from October 2000 to March 2002. He represented the National Information Consortium (NIC) in a joint venture between a Swiss venture capital firm ETF Group, London-based venture development organization Vesta Group, and NIC in the creation and the initial operations of eGS.  Previous to that, Mr. Nemelka served as the Executive Vice-President, Market Development for NIC, a company for which he worked from October 1995 through March 2002.  During that time, he served as Chief Executive Officer and director of NIC’s subsidiary, Utah Interactive, Inc.  He also served as President of their Market Development division.  Additionally, he served as President and Chief Executive Officer of NIC’s subsidiary Arkansas Information Consortium, Inc.  Mr. Nemelka currently serves as a director of the following reporting companies:  IPO Alternatives, Inc.; R New Ventures, Inc.; Perpetual Technologies, Inc., and Evetsco, Inc. Mr. Nemelka received a B.A. in political science from Brigham Young University in 1993 and a J.D. degree from the University of Kansas School of Law in 1996.

There are no family relationships between any of the Company’s current officers and directors.

Each of the Company’s directors will serve until his or her successor is duly elected or until his or her earlier death or resignation or removal in the manner provided in our bylaws.  Each officer holds office until his or her successor is duly elected or until his or her earlier death or resignation or removal in the manner provided in our bylaws.

Item 9.01

Financial Statements and Exhibits

(d)

Exhibits

Exhibit Number		Incorporated by Reference
	Exhibit Description	Form	File No.	Exhibit	Filing Date
10.1	Change of Control Agreement dated December 31, 2008	8-K	000-52266	10.1	1/5/09

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Brownshire Holdings, Inc.

Date: January 20, 2009	By: /s/ Steven G. Black
Steven G. Black, President

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